Securities And Exchange Commission Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 8, 2003

ZARLINK SEMICONDUCTOR INC. (Exact name of Registrant as specified in its charter)

Canada	1-8139	None
(Jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

400 March Road, Ottawa, Ontario, Canada K2K 3H4 (Address of principal executive offices)

Registrant’s telephone number: (613) 592-0200

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired: None

(b) Pro Forma Financial Information: None

(c) Exhibits:

Exhibit No.	Description

99.1	Press Release dated May 8, 2003, announcing financial results for the quarter and year ended March 28, 2003 (furnished pursuant to Item 12 of Form 8-K, under Item 9 of this report).

Item 9. Regulation FD Disclosure.

Pursuant to Exchange Act Release 34-47583, Zarlink Semiconductor Inc. (“Zarlink” or the “Company”) is furnishing the information required by Item 12 of Form 8-K, “Results of Operations and Financial Condition,” under this Item 9.

Zarlink has issued a press release announcing its financial results for the quarter and year ended March 28, 2003, and a copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference. The press release contains disclosure of cash assets (comprised of cash, cash equivalents, short-term investments and restricted cash). The combination of cash, cash equivalents, short-term investments and restricted cash is not a measure of cash or cash flow calculated in accordance with accounting principles generally accepted in the United States (GAAP). Attached as a supplementary schedule to the press release is a detailed reconciliation of the Company’s calculation of combined cash, cash equivalents, short-term investments and restricted cash. The Company believes that this supplementary measure allows it to more effectively manage its total cash assets. However, this measure of cash, cash equivalents, short-term investments and restricted cash combined does not have any standardized meaning prescribed by GAAP and is therefore unlikely to be comparable to similar measures prescribed by other companies. This measure should not be considered as a substitute or alternative for the Company’s consolidated statement of cash flows.

Item 12. Regulation FD Disclosure.

Pursuant to Exchange Act Release 34-47583, the Company is furnishing the information required by this Item 12 under Item 9 of Form 8-K, “Regulation FD Disclosure.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2003

ZARLINK SEMICONDUCTOR INC.

By:	/s/ Jean-Jacques Carrier
Jean-Jacques Carrier Senior Vice President of Finance and Chief Financial Officer